Exhibit 23.1

Consent of Independent Auditors

    We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the HORIZON Pharmacies, Inc. Employee Stock Purchase Plan of our report dated March 31, 2000 (except for the third paragraph of Note 7(A) as to which the date is April 14, 2000), with respect to the consolidated financial statements and schedule of HORIZON Pharmacies, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

                      /s/ ERNST & YOUNG LLP

Oklahoma City, Oklahoma
August 17, 2000